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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 22, 2007
                                                    -------------

                           Madison Explorations, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                        000-51302                 84-156582
         --------                       ---------                 ---------
(State or other jurisdiction     Commission File Number)         IRS Employer
    of incorporation)                                         Identification No)

 1100 E. 29th Street, Suite 153, N. Vancouver, British Columbia Canada V7K 1C2
 ------------------------------------------------------------------------------
         (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (508) 647-4907
                                                     --------------

                          525 Seymour Street, Suite 900
                   Vancouver, British Columbia, Canada V6P 6T3
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT

         On June 22, 2007, Messrs. Joseph Gallo and Steven Cozine purchased all of the restricted shares of the Company's Common Stock owned by Messrs. Kevin Stunder and Joel Haskins, which amounted to 30,885,000 shares each. (Mr. Cozine already owned 2,500,000 shares prior to this purchase.) As a result of such purchases, Mr. Gallo owns 30,885,000 shares and Mr. Cozine owns 33,385,000 shares. On June 22, 2007 the Company had issued and outstanding 113,020,000 shares of its Common Stock; accordingly Mr. Gallo owns 27.3% and Mr. Cozine owns 29.5% of the Company's Common Stock. Mr. Gallo and Mr. Cozine each paid $135,400 from investment funds for the 30,855,000 shares purchased by each. Immediately prior to the purchase and sale, Mr. Stunder was the Company's President and a Director. Mr. Haskins was the Secretary and Treasurer and a Director. In connection with the transaction, Messrs. Stunder and Haskins resigned from their respective offices and directorships and appointed Messrs. Gallo and Cozine as
(i) the replacement Directors and as (ii) the President and as the Secretary and Treasurer, respectively. There is no continuing arrangement between the new management and the prior management regarding election of directors or other matters.

ITEM 5.02(B) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         As of June 22nd, 2007 Messrs. Kevin Stunder and Joel Haskins were the sole directors of the Company and the President and Secretary/Treasurer, respectively, of the Company. On June 22nd 2007, Mr. Stunder resigned as a Director and as President of the Company. Also on June 22nd 2007 Mr. Haskins resigned as a Director and as Secretary and Treasurer of the Company. In conjunction with their resignations, they appointed Messrs. Joseph Gallo and Steven Cozine as the replacement Directors, appointed Mr. Gallo as President and appointed Mr. Cozine as Secretary and Treasurer.

         Mr.Gallo developed his managerial skills while moving up the store managerial ranks with Canada Safeway, Ltd., starting as a clerk in 1977, through service as a Team Leader and becoming an Assistant Store Manager and Store Closer, a position which he held until his resignation in 2006. Since, he has devoted his time to developing his residential construction and rehabilitation business (d/b/a "Solid Construction") which he founded and has run since 1992. In 1986, Mr. Gallo founded Jovic Plasticfacture, to which he assigned the patent for the bicycle brake light which he had invented which incorporated microprocessor technology ("speed indicating light mechanism"). The product was voted the most innovative product of the year by the Vancouver Design Group, was awarded two governmental grants, and the company commercialized the product until 1991. Mr. Gallo's past experience includes the staking of mineral exploration properties for companies such as US Diamonds Corporation and Atlas Corporation.

         Mr. Cozine, from 2001 to the present, has primarily been a business consultant to private and public corporations. In addition, from February, 2005 to March, 2007 he served as the primary officer and director of Zandaria Ventures Inc., a US reporting public company. From May 1993 to August 1999 he was a director of Kelso Technologies, Inc., (a British Columbia reporting company) which he rejoined in Fall, 2006 as a Vice President. Also, from September 2001 to January 2003 he was a director of Normabec Mining Resources (a Quebec reporting issuer). From January 1998 to December 2000 Mr. Cozine was Vice President of Marketing for Saturna Island Vineyards.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MADISON EXPLORATIONS, INC.



                                                 By: /s/ Joseph Gallo
                                                     ---------------------------
                                                     Joseph Gallo

Dated: June 27, 2007